                    Exhibit 15.2

Deloitte Accountants B.V.
Audit & Assurance
None
Wilhelminakade 1
3072 AP Rotterdam
P.O. Box 2031
3000 CA Rotterdam
The Netherlands
                                Tel: +31 (0)88 288 2888
                            www.deloitte.nl

March 20, 2025

Securities and Exchange Commission
100 F Street, N.E.
WASHINGTON, D.C. 20549-7561

Dear Sirs/Madams,

We have read Item 16F of argenx SE's Form 20-F dated March 20, 2025, and we agree with the statements made in paragraphs 3 and 5 therein. We have no basis on which to agree or disagree with the statements made in paragraphs 1, 2 and 4.

Yours truly,
/s/ Deloitte Accountants B.V.